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                                                                    EXHIBIT 10.5

                              TRANSFER AGREEMENT


      TRANSFER AGREEMENT dated as of August 13, 2000 (the "Agreement"), among The News Corporation Limited, a South Australia corporation ("News"), News Publishing Australia Limited, a Delaware corporation and a wholly owned subsidiary of News ("NPAL"), FEG Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of News ("FEGH") and Fox Entertainment Group, Inc., a Delaware corporation ("FEG").

      WHEREAS, FEG desires to acquire certain assets (the "Transferred Assets" of Chris-Craft Industries, Inc., a Delaware corporation ("Chris-Craft"), BHC Communications, Inc., a Delaware corporation ("BHC"), and United Television, Inc., a Delaware corporation ("UTV"; collectively the "Acquired Entities");

      WHEREAS, the Acquired Entities have agreed to be acquired, in exchange for Preferred Limited Voting Ordinary Shares of News and cash;

      WHEREAS, in order to effectuate the foregoing, News, NPAL and Fox Television Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of FEG, have this day entered into a separate Agreement and Plan of Merger dated as of August 13, 2000 with each of the Acquired Entities (such agreements, the "Merger Agreements");

      WHEREAS, FEG has agreed to issue, and FEGH has agreed to accept, in consideration for the transfer to FEG of the Transferred Assets or Preferred Limited Voting Ordinary Shares of News to effectuate the acquisition of the Acquired Entities, as the case may be, shares of FEG's Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Transfer.  At the effective time of the Mergers or as soon as
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practicable thereafter (the "Closing"), FEGH shall, in the case of a Forward
Merger, transfer and assign, or cause the transfer and assignment of, the Transferred Assets (the "Transfer") to FEG or a subsidiary thereof. The parties hereto agree that the Transferred Assets shall include all the assets of the Acquired Entities on the Closing Date (subject to all liabilities of the Acquired Entities, including, without limitation, liabilities incurred in connection with the Mergers), except for $1.7 billion in cash, cash equivalents, marketable securities and other investments (collectively, "Cash"); notwithstanding the foregoing, the Transferred Assets shall not include, and FEG shall not assume any liability with respect to, the plastics business conducted by the Acquired Entities (the "Plastics Business"). In the case of a Reverse Merger, FEG or a subsidiary of FEG shall assume the obligations of NPAL under the Merger Agreements and shall acquire by merger the Acquired Entities. In the case of a Reverse Merger, at the Closing or as soon as practicable thereafter, FEG shall cause the
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Plastics Business to be transferred to, and the related liabilities to be assumed by, News or a subsidiary of News (other than FEG and its subsidiaries).

      2. Consideration.  In consideration for the above transfer, at the
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Closing, FEG shall issue to FEGH the following number of shares of Class A
Common Stock:

           (1) in the case of a Forward Merger, FEG shall issue to FEGH 122,244,272 shares of Class A Common Stock; or

           (2) in the case of a Reverse Merger, FEG shall issue to FEGH 114,462,900 shares of Class A Common Stock.

      The parties agree that the foregoing number of shares shall be adjusted as a result of any adjustment to the consideration required to be paid under the Merger Agreements.

     3. Representations; Warranties and Agreements.
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        3.1  Each of the parties hereto hereby represents and warrants that is has all requisite power and authority (corporate or otherwise) to execute and deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of each of the parties hereto.

        3.2 FEG represents and warrants to FEGH that, upon issuance, the shares of Class A Common Stock to be issued to FEGH will be duly and validly issued, fully paid and nonassessable.

        3.3 News represents and warrants to FEG that any shares which it delivers to, or on behalf of, FEG in connection with the Reverse Merger will be duly and validly issued, fully paid and nonassessable.

        3.4  FEG hereby agrees that:

             (1) in the event that the Mergers do not occur for any reason, News shall have no liability or obligation whatsoever to FEG; and

             (2) the number of share of Class A Common Stock that FEG will deliver to FEGH shall be adjusted from time to time for any stock splits, recapitalizations, reorganizations or similar changes to the capital structure of FEG.

             (3) Any cash received by FEG pursuant to the transactions contemplated hereby, and any loan arrangements between News or its subsidiaries (other than FEG) and FEG and its subsidiaries shall be subject to the terms of the existing Intercompany Agreement between FEG and News.

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             (4)  In the case of a Forward Merger, in the event that the Cash retained by News is less than $1.7 billion, FEG shall be obligated to News for the difference, or, at the election of FEG and News, an adjustment may be made to the number of shares of Class A Common Stock to be issued by FEG to News. In the case of a Reverse Merger, FEG shall borrow from News, and News shall lend to FEG, such funds as may be necessary to permit FEG to pay the cash portion of the consideration to be paid pursuant to the Merger Agreements.

        3.5 News hereby agrees that it will not amend or modify the terms of the Merger Agreements in any way that could reasonably be likely to have a material adverse effect on the assets that FEG is to receive pursuant to this Agreement without the written consent of FEG.

        3.6 The parties hereto hereby acknowledge and agree that the obligations of the parties under the Merger Agreements and this Agreement, and the consummation of the transactions contemplated hereunder and thereunder, are subject to obtaining all necessary board of directors, shareholder and regulatory approvals.

      4. Further Assurances.  The parties shall duly execute and deliver, or
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cause to be duly executed and delivered such further instruments and documents and to take all such further action as may be necessary or proper to carry out the provisions and purposes of this Agreement.

      5. Amendments.  The terms and provisions of this Agreement may not be
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modified or amended except pursuant to a written instrument executed by each of the parties hereto.

      6. Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York.

      7. Counterparts; Facsimile Signatures.  This Agreement may be executed in
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any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

      8. Defined Terms.   All capitalized terms used but not defined herein
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shall have the meanings ascribed to such terms in the Merger Agreements.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        THE NEWS CORPORATION LIMITED


                                        By:__________________________________
                                           Name:
                                           Title:



                                        NEWS PUBLISHING AUSTRALIA LIMITED


                                        By:__________________________________
                                           Name:
                                           Title:



                                        FEG HOLDINGS, INC.


                                        By:__________________________________
                                           Name:
                                           Title:



                                        FOX ENTERTAINMENT GROUP, INC.


                                        By:__________________________________
                                           Name:
                                           Title:

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